Exhibit 99.1

Gossamer Bio Announces Second Quarter 2019 Financial Results

– Immuno-oncology candidate, GB1275, advances to clinic for selected solid tumor types –

– Five active clinical trials across four clinical programs, with data readouts for all four programs expected in 2020 –

– Company to host conference call today at 4:30 p.m. ET –

SAN DIEGO, Calif., Aug. 8, 2019 – Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced its financial results for the quarter ended June 30, 2019 and provided a corporate update.

“Over the last several months, we have made significant progress advancing our diversified development portfolio, with five clinical trials now active,” said Sheila Gujrathi, M.D., Co-Founder and Chief Executive Officer of Gossamer. “We are poised for a steady cadence of data readouts throughout 2020. Supported by a strong balance sheet and our experienced and growing team, we are well positioned to advance toward our goal of becoming an industry leader in immunology, inflammation and oncology.”

Pipeline Updates

GB001: Oral DP2 Antagonist for Asthma and Allergic Disease

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Enrollment in the Phase 2b LEDA study in moderate-to-severe eosinophilic asthma is on track, with an interim analysis expected in the first half of 2020. Full results from the LEDA study are expected in the second half of 2020.

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Patient enrollment in the TITAN Phase 2 proof-of-concept study in chronic rhinosinusitis, with and without nasal polyps, commenced in the second quarter. Topline data from the TITAN study are expected in the second half of 2020.

GB002: Inhaled PDGFR Inhibitor for Pulmonary Arterial Hypertension (PAH)

•	During the second quarter, the European Medicines Agency granted orphan medicinal product designation to GB002 for the treatment of PAH.
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Sites have been initiated for a Phase 1b translational study in patients with PAH, with patient enrollment expected to begin in the third quarter. Results from the Phase 1b study are expected in the first half of 2020.

GB004: Oral HIF-1α Stabilizer for Inflammatory Bowel Disease

•

Patient enrollment in a Phase 1b study of active mild-to-moderate ulcerative colitis (UC) began during the second quarter, and the Company expects topline results from the study in the first half of 2020.

GB1275: Oral CD11b Modulator for Oncology Indications

•

Patient screening in a Phase 1/2 study in selected solid tumors is now underway, with patient enrollment expected to begin in the third quarter of 2019. Following monotherapy dose escalation, we will explore combinations with anti-PD-1 therapy and chemotherapy. Initial data from the Phase 1/2 study is expected in the second half of 2020.

•

Preclinical data supporting GB1275 were published in the July 3, 2019 edition of Science Translational Medicine by researchers at the Washington University School of Medicine in St. Louis and Rush University.

Financial Results for Quarter Ended June 30, 2019

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Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of June 30, 2019, were $464.0 million. The Company expects current cash, cash equivalents and marketable securities, and access to its debt facility will be sufficient to fund its operating and capital expenditures into the second half of 2021.

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Research and Development (R&D) Expenses: For the quarter ended June 30, 2019, R&D expenses were $35.7 million, including $2.5 million of stock-based compensation, compared to R&D expenses of $7.9 million for the quarter ended June 30, 2018. The increase was primarily due to costs related to the research and development of GB001, GB002, GB004 and GB1275.

•

In-Process Research and Development (IPR&D) Expenses: For the quarter ended June 30, 2019, IPR&D expenses were $1.0 million, compared to $20.5 million for the quarter ended June 30, 2018, which included $20.0 million associated with the in-license of GB004.

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General and Administrative (G&A) Expenses: For the quarter ended June 30, 2019, G&A expenses were $9.7 million, which included $2.7 million of stock-based compensation. This compared to G&A expenses of $4.6 million for the quarter ended June 30, 2018, which included $1.3 million of stock-based compensation. The increase was primarily attributable to personnel-related expenses, professional and legal fees, and stock-based compensation.

•	Net Loss: For the quarter ended June 30, 2019, net loss was $44.5 million, or a loss of $0.74 per share.

Conference Call and Webcast

Gossamer’s management team will host a conference call and live audio webcast at 4:30 p.m. ET today, Thursday, Aug. 8, 2019, to discuss its second quarter 2019 financial results and provide a corporate update.

The live audio webcast may be accessed through the Events/Presentations page in the Investors section of the Company's website at www.gossamerbio.com.  Alternatively, the conference call may be accessed through the following:

Conference ID: 1393207
Domestic Dial-in Number: (866) 221-1654
International Dial-in Number: (470) 495-9466
Live Webcast: https://edge.media-server.com/mmc/p/o3xj5mjx

A replay of the audio webcast will be available for 30 days on the Investors section of the Company's website, www.gossamerbio.com.

About Gossamer Bio

Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.

Forward-Looking Statements

Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the anticipated timing of initiation and enrollment of clinical trials for our product candidates; plans to rapidly advance our product candidates; expectations on the timing of data readouts from our clinical studies; the potential clinical benefits of our product candidates; the indications we intend to pursue and our related business strategies; the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities; and access to the Company’s senior debt facility. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Gossamer’s clinical trials and preclinical studies for its product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for its product candidates; Gossamer’s ability to comply with its obligations in the agreements under which it licenses intellectual property rights from third parties; the risk that the funding under the new senior debt facility may not be completed on the timeframe Gossamer expects, or at all, including as a result of Gossamer's failure to meet the conditions required for such funding or failure to comply with the affirmative and negative covenants under the credit facility; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

CONTACTS:

Gossamer Bio:

For Investors:

Argot Partners

Kimberly Minarovich

Tel 212.600.1902

gossamerbio@argotpartners.com

For Media:

Argot Partners

David Rosen

Tel 212.600.1902

david.rosen@argotpartners.com

Gossamer Bio Statement of Operations

Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
STATEMENTS OF OPERATIONS DATA:	2019	2018	2019	2018
Operating expenses:
Research and development	$35,676	$7,930	$60,659	$10,554
In process research and development	1,000	20,500	2,000	41,398
General and administrative	9,673	4,606	17,707	7,210
Total operating expenses	46,349	33,036	80,366	59,162
Loss from operations	(46,349)	(33,036)	(80,366)	(59,162)
Other income, net	1,851	300	3,257	389
Net loss	$(44,498)	$(32,736)	$(77,109)	$(58,773)
Net loss per share, basic and diluted	$(0.74)	$(5.65)	$(1.59)	$(10.14)
Weighted average common shares outstanding, basic and diluted	60,265,046	5,795,053	48,357,294	5,796,370

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

BALANCE SHEET DATA:	June 30, 2019	December 31, 2018
Cash, cash equivalents, and marketable securities	$463,995	$228,658
Working capital	462,075	211,550
Total assets	507,174	239,419
Total liabilities	65,730	21,121
Accumulated deficit	(230,972)	(153,863)
Total stockholders' equity (deficit)	441,444	(120,069)